UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

Beyond Commerce, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	98-0512515
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3773 Howard Hughes Pkwy, Suite 500,

Las Vegas, Nevada, 89169

(Address of principal executive offices, including zip code)

(702) 675-8022

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2021, Beyond Commerce, Inc. (the “Company”) received confirmation of filing with the Secretary of State of the State of Nevada of a Certificate of Correction, clarifying that the Company’s Certificate of Amendment to its Articles of Incorporation filed on November 16, 2020 effected an increase in the number of shares of common stock authorized, without impacting the number of shares of preferred stock authorized.  Additionally, on March 2, 2021, the Company filed with the Secretary of State of the State of Nevada of a Certificate of Correction, clarifying that the Company’s Certificate of Amendment to its Articles of Incorporation filed on April 21, 2020 effected an increase in the number of shares of common stock authorized, without impacting the number of shares of preferred stock authorized.

On March 2, 2021, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment effecting the amendment and restatement of its Articles of Incorporation (the “Amended and Restated Articles”). The Amended and Restated Articles reflected amendments that effected (i) the increase of the number of shares of common stock that the Company is authorized to issue to ten billion (10,000,000,000); (ii) the 1-for-1,000,000 reverse stock split of the shares of Series A Preferred Stock, with ratable adjustment to the conversion and voting terms; and (iii) the reduction of the number of shares of preferred stock that the Company is authorized to issue to sixty million four hundred (60,000,400).

On March 5, 2021, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences for shares of the Company’s Series C Preferred Stock (the “Series C Designations”).  The Series C Designations provide for the issuance of up to 50,000,000 shares of Series C Preferred Stock, with each such share convertible into 10,000 shares of the Company’s common stock. The shares of Series C Preferred Stock will vote together with the other classes of stock on an “as-converted” basis, subject to ownership limitations.

The foregoing descriptions of the Amended and Restated Articles and the Series C Designations do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation, filed on March 2, 2021
3.2	Certificate of Designations for Series C Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Dated: March 8, 2021	By:	/s/ Geordan G. Pursglove
Geordan G. Pursglove Chief Executive Officer, President and Director